Exhibit 99.1

FOR IMMEDIATE RELEASE

21st Century Fox and Disney Stockholders Approve Acquisition by Disney

NEW YORK, New York, July 27, 2018—Twenty-First Century Fox, Inc. (“21st Century Fox”—NASDAQ: FOXA, FOX) and The Walt Disney Company (“Disney”—NYSE: DIS) announced that, at separate special meetings today, stockholders of the two companies approved all proposals related to Disney’s acquisition of 21st Century Fox. The proposals included the adoption by 21st Century Fox stockholders of the merger agreement with Disney (the “Disney Merger Agreement”) and the distribution merger agreement for the spin-off of new “Fox.” Disney stockholders approved the issuance of new common stock that will be distributed to 21st Century Fox stockholders as part of the acquisition.

“Combining the 21CF businesses with Disney and establishing new ‘Fox’ will unlock significant value for our shareholders,” said Rupert Murdoch, Executive Chairman, 21st Century Fox. “We are grateful to our shareholders for approving this transaction. I want to thank all of our executives and colleagues for their enormous contributions in building 21st Century Fox over the past decades. With their help, we expect the enlarged Disney and new ‘Fox’ companies will be pre-eminent in the entertainment and media industries.”

“We’re incredibly pleased that shareholders of both companies have granted approval for us to move forward, and are confident in our ability to create significant long-term value through this acquisition of Fox’s premier assets,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company. “We remain grateful to Rupert Murdoch and to the rest of the 21st Century Fox board for entrusting us with the future of these extraordinary businesses, and look forward to welcoming 21st Century Fox’s stellar talent to Disney and ultimately integrating our businesses to provide consumers around the world with more appealing content and entertainment options.”

Under the Disney Merger Agreement, 21st Century Fox stockholders may elect to receive $38 per share in either cash or shares of New Disney, a new holding company that will become the parent of both Disney and 21st Century Fox (the consideration may be subject to adjustment for certain tax liabilities). The overall mix of consideration paid to 21st Century Fox stockholders will be approximately 50% cash and 50% stock. The stock consideration is subject to a collar, which will ensure that 21st Century Fox stockholders will receive consideration equal to $38 in value if the average Disney stock price at closing is between $93.53 and $114.32. Disney expects to pay a total of about $35.7 billion in cash and issue approximately 343 million New Disney shares to 21st Century Fox stockholders. As a result, current 21st Century Fox stockholders will own a 17-20% stake in New Disney on a pro forma basis.

Last month, the U.S. Department of Justice entered into a consent decree with Disney and 21st Century Fox that allows the transaction to proceed, while requiring the sale of the Fox Sports Regional Networks. Completion of the transaction is subject to a number of non-U.S. merger and other regulatory reviews, and other customary closing conditions.

Final voting tallies from the 21st Century Fox and Disney special meetings are subject to certification by the companies’ respective inspectors of elections, and will be included in reports to be filed by 21st Century Fox and Disney with the Securities and Exchange Commission.

About 21st Century Fox

21st Century Fox is one of the world’s leading portfolios of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, Star India, 28 local television stations in the U.S. and more than 350 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent ownership interest in Endemol Shine Group. 21st Century Fox also holds approximately 39.1 per cent of the issued shares of Sky, Europe’s leading entertainment company, which serves nearly 23 million households across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

About The Walt Disney Company

The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks;

Studio Entertainment; Parks, Experiences and Consumer Products; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $55.1 billion in its Fiscal Year 2017.

Media Contacts:

21st Century Fox:

Julie Henderson

jhenderson@21cf.com

(310) 369-0773

Nathaniel Brown

nbrown@21cf.com

(212) 852-7746

The Walt Disney Company:

Zenia Mucha

zenia.mucha@disney.com

(818) 560-5300

David Jefferson

david.j.jefferson@disney.com

(818) 560-4832

Investor Contacts:

21st Century Fox:

Reed Nolte

rnolte@21cf.com

(212) 852-7092

The Walt Disney Company:

Lowell Singer

Lowell.singer@disney.com

(818) 560-6601

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all, (ii) the required regulatory approvals are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction, (iii) the risk that a condition to closing of the transaction may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the transaction under U.S. and Australian tax laws), (iv) the risk that the anticipated tax treatment of the transaction is not obtained, (v) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)) to be paid in connection with the separation prior to the closing of the transactions could cause an adjustment to the number of shares of New Disney, a new holding company that will become a parent of both Disney and 21CF, and the cash amount to be paid to holders of 21CF’s common stock, (vi) potential litigation relating to the proposed transaction that could be instituted against 21CF, Disney or their respective directors, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) negative effects of the announcement or the consummation of the transaction on the market price of 21CF’s common stock, Disney’s common stock and/or New Disney’s common stock, (x) risks relating to the value of the New Disney shares to be issued in the transaction and uncertainty as to the long-term value of New Disney’s common stock, (xi) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the transaction and on the other conditions to the completion of the merger, (xii) the risks and costs associated with, and the ability of New Disney to, integrate the businesses successfully and to achieve anticipated synergies, (xiii) the risk that disruptions from the proposed transaction will harm 21CF’s or Disney’s business, including current plans and operations, (xiv) the ability of 21CF or Disney to retain and hire key personnel, (xv) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, (xvi) the ability of the parties to obtain or consummate financing or refinancing related to the transactions upon acceptable terms or at all, (xvii) the risk that New Fox, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms, (xviii) the risk that New Fox may be unable to achieve some or all of the benefits that 21CF expects New Fox to achieve as an independent, publicly-traded company, (xix) the risk that New Fox may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of 21CF, (xx) the risk that New Fox will incur significant indebtedness in connection with the separation and distribution, and the degree to which it will be leveraged following completion of the distribution may materially and adversely affect its business, financial condition and results of operations, (xxi) as well as management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transactions, are more fully discussed in the updated joint proxy statement/prospectus included in the registration statement on Form S-4 of New Disney that was filed in connection with the transaction, and will be more fully discussed in the registration statement that will be filed with respect to New Fox. While the list of factors presented here and in the updated joint proxy statement/prospectus included in the Form S-4 are, and the list of factors presented in the registration statement of New Fox will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on 21CF’s, Disney’s or New Disney’s consolidated financial condition, results of operations, credit rating or liquidity. Neither 21CF, Disney nor New Disney assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.